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                                                                      EXHIBIT 11

                            DAIN RAUSCHER CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)




                                                   THREE MONTHS ENDED         NINE MONTHS ENDED
                                                      SEPTEMBER 30,              SEPTEMBER 30,
                                                 ------------------------   ----------------------
                                                    2000          1999         2000        1999
                                                 ------------------------   ----------------------
BASIC EARNINGS PER SHARE:
   Net income................................    $ 21,058     $   15,317    $ 81,197     $ 54,820
                                                 ========     ==========    ========     ========


   Weighted average common shares outstanding      12,904         12,448      12,825       12,435
                                                   ======     ==========    ========     ========

Basic earnings per share.....................    $   1.63     $     1.23    $   6.33     $   4.41
                                                 ========     ==========    ========     ========



EARNINGS PER SHARE ASSUMING DILUTION:
   Net income................................    $ 21,058     $   15,317    $ 81,197     $ 54,820
                                                 ========     ==========    ========     ========

Weighted average number of common and dilutive potential common shares outstanding:

   Weighted average common shares outstanding      12,904         12,448      12,825       12,435
   Dilutive effect of stock options (net of
      tax benefits)                                   777            494         677          411
   Shares credited to deferred compensation
      plan participants......................       1,060            600         965          559
                                                 --------     ----------    --------     --------

Weighted average number of common and dilutive
      potential common shares outstanding....      14,741         13,542      14,467       13,405
                                                 ========     ==========    ========     ========

Diluted earnings per share...................    $   1.43     $     1.13    $   5.61     $   4.09
                                                 ========     ==========    ========     ========





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